    As filed with the Securities and Exchange Commission on March 7, 1997
                                                     Registration No. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        --------------------------------

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       -------------------------------

                               QUANEX CORPORATION
             (Exact name of registrant as specified in its charter)

      DELAWARE                                        38-1872178
(State or other jurisdiction of                      (I.R.S Employer
incorporation or organization)                       Identification No.)

1900 WEST LOOP SOUTH, SUITE 1500
     HOUSTON, TEXAS                                       77027
(Address of Principal Executive Offices)                (Zip Code)



                           PIPER IMPACT 401(K) PLAN
                           (Full title of the plan)

                                 WAYNE M. ROSE
                               QUANEX CORPORATION
                        1900 WEST LOOP SOUTH, SUITE 1500
                              HOUSTON, TEXAS 77027
                    (Name and address of agent for service)

                                 (713) 961-4600
         (Telephone number, including area code, of agent for service)

                    -------------------------------------

                                 With Copy to:

                             Harva R. Dockery, Esq.
                          Fulbright & Jaworski L.L.P.
                           1301 McKinney, Suite 5100
                           Houston, Texas 77010-3095
                                 (713) 651-5151

                       ---------------------------------

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                   Proposed maximum        Proposed maximum        Amount of
                                              Amount to be        offering price per      aggregate offering      registration
  Title of securities to be registered        registered               share(2)                price(2)               fee
------------------------------------------------------------------------------------------------------------------------------------
 Common Stock, $.50 par value  . . . . . .  25,000 shares(1)             $26.69               $667,250               $203
------------------------------------------------------------------------------------------------------------------------------------
 Rights to purchase shares of Series A
 Junior Participating Preferred Stock  . .     25,000(1)
====================================================================================================================================

(1) Estimated number of shares of Common Stock and accompanying Rights that could be purchased with the participant contributions, based upon the price of the Common Stock set forth herein.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 and based upon the average of the high and low sales prices of a share of Common Stock as reported by the New York Stock Exchange, Inc. on March 3, 1997.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Piper Impact 401(k) Plan described herein.

================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

            Quanex Corporation, a Delaware corporation (the "Company" or "Registrant"), and the Piper Impact 401(k) Plan (the "Plan") incorporate by reference in this Registration Statement the following documents:

            1. The Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1996, and the Plan's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

            2. All other reports filed by the Registrant and the Plan pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since October 31, 1996;

            3. The description of the Registrant's common stock, $.50 par value (the "Common Stock"), contained in the Prospectus dated January 12, 1981, included in the Registrant's Registration Statement (Registration No. 2-70313) and filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933; and

            4. The description of the rights to purchase Series A Junior Participating Preferred Stock (the "Rights") set forth in the Amended and Restated Certificate of Designation, Preferences and Rights, filed as Exhibit 1 to Amendment No. 1 to the Registrant's Form 8-A dated April 28, 1989.

            All documents filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4.     DESCRIPTION OF SECURITIES.

            Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is, or is threatened to be made, a party by reason of

ITEM 8.     EXHIBITS.

            4.1 Restated Certificate of Incorporation of the Registrant, as amended on February 27, 1997.

            4.2 Amended and Restated Bylaws of the Registrant, as amended through December 12, 1996, filed as Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1996, and incorporated herein by reference.

            4.3     Form of Registrant's Common Stock certificate, filed as
                    Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended April 30, 1987, and incorporated herein by reference.

            4.4 Amended and Restated Rights Agreement between the Registrant and Manufacturers Hanover Trust Company, as Rights Agent, filed as Exhibit 1 to Amendment No. 1 to the Registrant's Form 8-A dated April 28, 1989, and incorporated herein by reference.

            4.5 Amended and Restated Certificate of Designation, Preferences and Rights of the Registrant's Series A Junior Participating Preferred Stock, filed as Exhibit 1 to Amendment No. 1 to the Registrant's Form 8-A dated April 28, 1989, and incorporated herein by reference.

            4.6 Form of Indenture relating to the Registrant's 6.88% Cumulative Subordinated Debentures due 2007 between the Registrant and Chemical Bank, as Trustee, filed as Exhibit
                    19.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended April 30, 1992, and incorporated herein by reference.

            4.7 $250,000,000 Revolving Credit and Term Loan Agreement dated as of July 23, 1996, among the Registrant, Comerica Bank, as Agent, and Harris Trust and Savings Bank and Wells Fargo Bank (Texas), N.A., as Co-Agents, filed as Exhibit 4.1 to the Registrant's Report on Form 8-K, dated August 9, 1996, and incorporated herein by reference.

            4.8     Piper Impact 401(k) Plan.

            4.9 Form of Trust Agreement between Piper Impact, Inc. and Fidelity Management Trust Company dated as of March 5, 1997.

            23.1    Consent of Deloitte & Touche LLP.

            24.1 Powers of Attorney (contained on pages II-6 and II-7 hereof).

            The Registrant hereby undertakes to submit the Plan, and any amendments thereto, to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

            As permitted by Item 601(b)(4)(iii)(A) of Regulation S-K, the Registrant has not filed with this Registration Statement certain instruments defining the rights of holders of long-term debt of the Registrant and its subsidiaries because the total amount of securities authorized under any of such instruments does not exceed 10% of the total assets of the Registrant and its subsidiaries on a consolidated basis. The Registrant agrees to furnish a copy of any such agreements to the Securities and Exchange Commission upon request.


ITEM 9.     UNDERTAKINGS.

            The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

            Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 27, 1997.



                                        QUANEX CORPORATION



                                        By:  /s/ VERNON E. OECHSLE
                                           --------------------------------
                                                 Vernon E. Oechsle
                                              Director, President and
                                              Chief Executive Officer
                                            (Principal Executive Officer)



                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert C. Snyder, Vernon E. Oechsle and Wayne M. Rose, and each of them, either one of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                                  Title                          Date
        ---------                                  -----                          ----
/s/ ROBERT C. SNYDER                             Director and                 February 27, 1997
--------------------------------              Chairman of the Board
    Robert C. Snyder

/s/ VERNON E. OECHSLE                      Director, President and            February 27, 1997
--------------------------------             Chief Executive Officer
    Vernon E. Oechsle                     (Principal Executive Officer)

/s/ JAMES H. DAVIS                      Executive Vice President and          February 27, 1997
--------------------------------            Chief Operating Officer
    James H. Davis                        (Principal Operating Officer)


/s/ CARL E. PFEIFFER                                  Director                      February 27, 1997
--------------------------------
    Carl E. Pfeiffer


/s/ GERALD B. HAECKEL                                 Director                      February 27, 1997
--------------------------------
    Gerald B. Haeckel



/s/ JOHN D. O'CONNELL                                 Director                      February 27, 1997
--------------------------------
    John D. O'Connell


/s/ DONALD G. BARGER, JR.                             Director                      February 27, 1997
--------------------------------
    Donald G. Barger, Jr.



/s/ VINCENT R. SCORSONE                               Director                      February 27, 1997
--------------------------------
    Vincent R. Scorsone



/s/ MICHAEL J. SEBASTIAN                              Director                      February 27, 1997
--------------------------------
    Michael J. Sebastian


/s/ WAYNE M. ROSE                            Vice President-Finance and             February 27, 1997
--------------------------------              Chief Financial Officer
    Wayne M. Rose                           (Principal Financial Officer)



/s/ VIREN M. PARIKH                                   Controller                    February 27, 1997
--------------------------------            (Principal Accounting Officer)
    Viren M. Parikh

         The Plan. Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee of the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned members of such committee, thereunto duly authorized, in the City of Houston, State of Texas, on February 27, 1997.



                                      PIPER IMPACT 401(k) PLAN



                                      By: /s/ VERNON E. OECHSLE
                                         --------------------------------------
                                              Vernon E. Oechsle



                                      By: /s/ JAMES H. DAVIS
                                         --------------------------------------
                                              James H. Davis



                                      By: /s/ WAYNE M. ROSE
                                         --------------------------------------
                                              Wayne M. Rose



                                      By: /s/ JOSEPH K. PEERY
                                         --------------------------------------
                                              Joseph K. Peery

                                 EXHIBIT INDEX


      Exhibit Number                                   Description
      --------------                     ----------------------------------------
           4.1             Restated Certificate of Incorporation of the Registrant, as amended on February 27, 1997.

           4.2             Amended  and Restated Bylaws of the  Registrant, as amended through
                           December 12, 1996, filed as Exhibit 3.2 to the Registrant's  Annual
                           Report on Form 10-K for the fiscal year ended October 31, 1996, and incorporated herein by reference.

           4.3             Form of Registrant's Common Stock certificate, filed as Exhibit 4.1 to the  Registrant's Quarterly Report on  Form 10-Q for the quarter ended April 30, 1987, and incorporated herein by reference.

           4.4             Amended and  Restated Rights  Agreement between  the Registrant and
                           Manufacturers  Hanover Trust  Company,  as Rights  Agent,  filed as
                           Exhibit 1  to Amendment  No. 1 to  the Registrant's  Form 8-A dated
                           April 28, 1989, and incorporated herein by reference.

           4.5             Amended and  Restated Certificate  of Designation,  Preferences and
                           Rights of the Registrant's Series A Junior Participating  Preferred
                           Stock,  filed as Exhibit 1 to  Amendment No. 1  to the Registrant's
                           Form 8-A  dated   April 28,  1989,   and  incorporated  herein   by
                           reference.

           4.6             Form  of Indenture  relating to  the Registrant's  6.88% Cumulative
                           Subordinated  Debentures  due  2007  between  the  Registrant   and
                           Chemical   Bank,  as   Trustee,  filed   as  Exhibit 19.2   to  the
                           Registrant's Quarterly  Report on  Form 10-Q for  the quarter ended
                           April 30, 1992, and incorporated herein by reference.

           4.7             $250,000,000 Revolving Credit and  Term Loan Agreement dated as  of
                           July 23, 1996,  among the Registrant, Comerica Bank, as  Agent, and
                           Harris Trust and  Savings Bank and Wells Fargo Bank  (Texas), N.A.,
                           as  Co-Agents, filed as  Exhibit 4.1 to the  Registrant's Report on
                           Form 8-K,  dated  August   9,  1996,  and  incorporated  herein  by
                           reference.

           4.8             Piper Impact 401(k) Plan.

           4.9             Form  of  Trust  Agreement  between Piper Impact, Inc. and Fidelity
                           Management   Trust   Company   dated  as   of    March   5,   1997.

           23.1            Consent of Deloitte & Touche LLP.


           24.1 Powers of Attorney (contained on pages II-6 and II-7 hereof).


           As permitted by Item 601(b)(4)(iii)(A) of Regulation S-K, the Registrant has not filed with this Registration Statement certain instruments defining the rights of holders of long-term debt of the Registrant and its subsidiaries because the total amount of securities authorized under any of such instruments does not exceed 10% of the total assets of the Registrant and its subsidiaries on a consolidated basis. The Registrant agrees to furnish a copy of any such agreements to the Securities and Exchange Commission upon request.